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                                  EXHIBIT 10.10

                                 USG CORPORATION

                        RESTRICTED STOCK UNITS AGREEMENT

                      DATE OF GRANT:______________________

     WHEREAS, ___________________ (the "Grantee") is an employee of USG Corporation, a Delaware corporation (the "Company") or a Subsidiary;

     WHEREAS, the Board of Directors of the Company (the "Board") has granted to the Grantee, effective as of ___________, 20___ (the "Date of Grant"), ______________ Restricted Stock Units (as defined in the Plan) (the "RSUs") pursuant to the Company's Long-Term Incentive Plan, as amended (the "Plan"), subject to the terms and conditions of the Plan and the terms and conditions hereinafter set forth; and

     WHEREAS, the execution of a Restricted Stock Units Agreement substantially in the form hereof to evidence the RSUs has been authorized by a resolution of the Board.

     NOW, THEREFORE, the Company and the Grantee agree as follows:

1. PAYMENT OF RSUS. The RSUs covered by this Agreement shall become payable to the Grantee if they become nonforfeitable in accordance with Section 2,
     Section 3, or Section 4 hereof.

2. VESTING OF RSUS. Subject to the terms and conditions of Sections 3, 4 and 5 hereof, the Grantee's right to receive the Common Shares subject to the RSUs shall become nonforfeitable to the extent of twenty-five percent (25%) of the total number of RSUs on each of the first four anniversaries of the Date of Grant (each, a "Vesting Date") if the Grantee remains continuously employed until such time.

3. EFFECT OF CHANGE IN CONTROL. In the event of a Change in Control prior to the RSUs becoming nonforfeitable as provided in Section 2 above, the RSUs covered by this Agreement shall become nonforfeitable.

4.   EFFECT OF DEATH, DISABILITY, RETIREMENT. Notwithstanding Section 2 above:

     (a) If the Grantee should die or become permanently and totally disabled while in the employ of the Company or any Subsidiary, the RSUs covered by this Agreement shall immediately become nonforfeitable.

     (b) If, following January 1, 2007, the Grantee should retire under a retirement plan (including, without limitation, any supplemental retirement plan) of the Company or any Subsidiary at or after the earliest voluntary retirement age provided for in any such retirement plan ("Retirement"), one-half of the unvested portion of the

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          RSUs at the time of such Retirement shall continue to become nonforfeitable pursuant to the original vesting schedule. The remaining one-half of the unvested portion of the RSUs at the time of Retirement shall be immediately forfeited and of no further force or effect.

5. EFFECT OF TERMINATIONS OF EMPLOYMENT. In the event that the Grantee's employment shall terminate in a manner other than any specified in Section 4 hereof, the Grantee shall forfeit any RSUs that have not become nonforfeitable by such Grantee at the time of such termination.

6.   FORM AND TIME OF PAYMENT OF RSUS. Except as otherwise provided for in
     Section 9, payment for the RSUs shall be made in form of the Common Shares at the time they become nonforfeitable in accordance with Section 2,
     Section 3 or Section 4 hereof. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with the delivery of Common Shares to the Grantee or any other person under this Agreement, the number of Common Shares to be delivered to the Grantee or such other person shall be reduced (based on the Market Value per Share as of the date the RSUs become payable) to provide for the taxes required to be withheld, with any fractional shares that would otherwise be delivered being rounded up to the next nearest whole share. The Board (or a committee of the Board) may, at its discretion, adopt any alternative method of providing for taxes to be withheld.

7. PAYMENT OF DIVIDEND EQUIVALENTS. From and after the Date of Grant and until the earlier of (a) the time when the RSUs become nonforfeitable and payable in accordance with Section 2, Section 3 or Section 4 hereof or (b) the time when the Grantee's right to receive Common Shares upon payment of RSUs is forfeited in accordance with Section 5 hereof, on the date that the Company pays a cash dividend to holders of Common Shares generally, the Grantee shall be entitled to a number of additional whole RSUs determined by dividing (i) the product of (A) the dollar amount of the cash dividend paid per Common Share on such date and (B) the total number of RSUs (including dividend equivalents paid thereon) previously credited to the Grantee as of such date, by (ii) the Market Value per Share on such date. Such dividend equivalents shall be subject to the same terms and conditions and shall be settled or forfeited in the same manner and at the same time as the RSUs to which the dividend equivalents were credited.

8. RSUS NONTRANSFERABLE. Neither the RSUs granted hereby nor any interest therein or in the Common Shares related thereto shall be transferable other than by will or the laws of descent and distribution prior to payment.

9. ADJUSTMENTS. In the event of any change in the aggregate number of outstanding Common Shares by reason of (a) any stock dividend, extraordinary dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any Change in Control, merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization or partial or complete liquidation, or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing, then the Board (or a committee of the Board) shall adjust the number of RSUs then held by the Grantee in


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     such manner as to prevent dilution or enlargement of the rights of the
     Grantee that otherwise would result from such event. Moreover, in the event of any such transaction or event, the Board (or a committee of the Board), in its discretion, may provide in substitution for any or all of the Grantee's rights under this Agreement such alternative consideration as it may determine to be equitable in the circumstances.

10. COMPLIANCE WITH SECTION 409A OF THE CODE. To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of
     Section 409A of the Code, so that the income inclusion provisions of
     Section 409A(a)(1) do not apply to the Grantee. This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause the Agreement or the Plan to fail to satisfy
     Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Grantee). In particular, to the extent that the RSUs become nonforfeitable pursuant to Section 3 or Section 4 and the event causing the RSUs to become nonforfeitable is the Grantee's Retirement or an event that does not constitute a permitted distribution event under Section 409A(a)(2) of the Code, then notwithstanding anything to the contrary in Section 6 above, issuance of the Common Shares underlying the RSUs will be made, to the extent necessary to comply with the provisions of Section 409A of the Code, to the Grantee on the earlier of (a) the Grantee's "separation from service" with the Company (determined in accordance with Section 409A); provided, however, that if the Grantee is a "specified employee" (within the meaning of Section 409A), the Grantee's date of issuance of the Common Shares underlying the RSUs shall be the date that is six months after the date of the Grantee's separation of service with the Company, (b) an applicable Vesting Date, or (c) the Grantee's death. Reference to Section 409A of the Code is to Section 409A of the Internal Revenue Code of 1986, as amended, and will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

11. CONTINUOUS EMPLOYMENT. For purposes of this Agreement, the continuous employment of the Grantee with the Company or a Subsidiary shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Company or Subsidiary, by reason of the (i) transfer of the Grantee's employment among the Company and its Subsidiaries or (ii) an approved leave of absence.

12. NO EMPLOYMENT CONTRACT. The grant of the RSUs to the Grantee is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. The grant of the RSUs and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing in this Agreement will give the Grantee any right to continue employment with the Company or any Subsidiary, as the case may be, or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of the Grantee.


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13.  INFORMATION. Information about the Grantee and the Grantee's participation in the Plan may be collected, recorded and held, used and disclosed for any purpose related to the administration of the Plan. The Grantee understands that such processing of this information may need to be carried out by the Company and its Subsidiaries and by third party administrators whether such persons are located within the Grantee's country or elsewhere, including the United States of America. The Grantee consents to the processing of information relating to the Grantee and the Grantee's participation in the Plan in any one or more of the ways referred to above.

14. RELATION TO PLAN. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. All terms used herein with initial capital letters and not otherwise defined herein that are defined in the Plan shall have the meanings assigned to them in the Plan. The Board (or a committee of the Board) acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant of the RSUs.

15. AMENDMENTS. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Grantee under this Agreement without the Grantee's consent.

16. SEVERABILITY. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provisions so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

17. SUCCESSORS AND ASSIGNS. Without limiting Section 8 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware, without giving effect to any principle of law that would result in the application of the law of any other jurisdiction.


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     Executed in the name and on behalf of the Company at______________________,
___________________, as of the ______ day of __________, 20___.

                                         USG CORPORATION


                                         ---------------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------

     The undersigned Grantee hereby accepts the award of RSUs evidenced by this Restricted Stock Units Agreement on the terms and conditions set forth herein and in the Plan.

Dated: __________________                _______________________________________
                                         [GRANTEE NAME]


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